Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First State Bancorporation:

We consent to the incorporation by reference in the registration statements (No. 333-17727) on Form S-3, and (No. 333-3048, No. 333-92795, No. 333-83132, No. 333-107061, No. 333-131642, and No. 333-145816) on Form S-8 of First State Bancorporation of our report dated March 14, 2008, with respect to the consolidated balance sheets of First State Bancorporation and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, annual report on Form 10-K of First State Bancorporation.

Our report with respect to the above consolidated financial statements refers to a change in accounting for share-based payment transactions effective January 1, 2006.

KPMG LLP

Albuquerque, New Mexico

March 14, 2008